As filed with the Securities and Exchange Commission on September 1, 2000
                                                         Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             -----------------------


                               HOLLYWOOD.COM, INC.
             (Exact name of registrant as specified in its charter)


           Florida                                       65-0385686
-------------------------------                   -------------------------
(State or other jurisdiction of             (IRS Employer Identification Number)
 incorporation or organization)



2255 Glades Road, Suite 237 West                     Mitchell Rubenstein
   Boca Raton, Florida 33431                       Chief Executive Officer
        (561) 998-8000                                 Hollywood.com, Inc.
--------------------------------                2255 Glades Road, Suite 237 West
(Address, including zip code and                    Boca Raton, Florida 33431
telephone number, including area                  Telephone No. (561) 998-8000
    code, of registrant's                         Facsimile No. (561) 998-2974
      principal offices)                        --------------------------------
                                                 (Name, address, including zip
                                                   code, and telephone number,
                                                       including area code,
                                                      of agent for service)


                     1993 STOCK OPTION PLAN, AS AMENDED, AND
                           DIRECTORS STOCK OPTION PLAN
                                -----------------
                            (Full title of the plans)

===================================================================================================================================

                                                   CALCULATION OF REGISTRATION FEE

                                                          Proposed Maximum             Proposed Maximum              Amount Of
 Title of Securities              Amount To                Offering Price             Aggregate Offering            Registration
  To Be Registered            Be Registered (1)             Per Share (2)                  Price (2)                  Fee (3)
-----------------------     ----------------------     ------------------------    --------------------------     -----------------
   COMMON STOCK,
  $.01 PAR VALUE                  2,000,000                   $ 7.532                     $ 15,064,000               $ 3,976.90


(1) This Registration Statement covers shares of common stock, par value $.01 per share ("Common Stock") of Hollywood.com, Inc., a Florida corporation (the "Registrant") that may be offered or sold pursuant to the Hollywood.com, Inc. 1993 Stock Option Plan, as amended (the "Plan"). In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also includes an indeterminate number of additional shares of Common Stock that may be offered, issued, or sold pursuant to the Plan as a result of stock splits, stock dividends, anti-dilution provisions or similar transactions.

(2)        Estimated solely for the purpose of determining the registration fee.

(3) Calculated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of $7.532 per share, which was the average of the high and low prices of the Registrant's Common Stock as reported on the NASDAQ National Market on August 29, 2000.

                   Form S-8 Pursuant to General Instruction E
                      REGISTRATION OF ADDITIONAL SECURITIES

         In accordance with General Instruction E to Form S-8, the Registrant hereby incorporates by reference the contents of its Form S-8 registration statement, Commission file no. 333-14659, filed October 23, 1996. This Registration Statement is being filed for the purpose of registering an additional 2,000,000 shares of the Registrant's Common Stock for possible grant under the Plan.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.    PLAN INFORMATION.*

ITEM 2.    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

----------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Introductory Note to Part I of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

           The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

         (a) the Registrant's Annual Report on Form 10-K405 for the fiscal year ended December 31, 1999, filed with the Commission on March 31, 2000;

         (b) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000, filed with the Commission on August 14, 2000;

         (c) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000, filed with the Commission on May 15, 2000;

         (d) the Registrant's Current Report on Form 8-K, filed with the Commission on August 29, 2000; and

         (e) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above.

           In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such reports and documents.


           For purposes of this Registration Statement, any document or any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.    EXHIBITS.

                EXHIBIT             DESCRIPTION
                -------             -----------

                  4.1 Registrant's Second Amended and Restated Articles of Incorporation(1)

                  4.2      Registrant's Bylaws(2)

                  4.3      Form of Common Stock Certificate(2)

                  4.4 Rights Agreement dated as of August 23, 1996 between the Company and American Stock Transfer & Trust Company, as Rights Agent(3)

                  5.1      Opinion and Consent of Counsel

                  23.1     Consent of Arthur Andersen LLP

                  23.2 Consent of Counsel (included in the opinion filed as Exhibit 5.1 to this Registration Statement) 24.1 Power of Attorney (included on signature pages hereof)

                  99.1 Hollywood.com, Inc. 1993 Stock Option Plan, as amended(4)

-------------------------

(1) Incorporated by reference to Exhibit 3.1 filed with the Registrant's Annual Report on Form 10-K405 for the fiscal year ended December 31, 1999, filed with the Commission on March 31, 2000.

(2) Incorporated by reference to the exhibit filed with the Company's Registration Statement on Form SB-2 (No. 33-69294).

(3) Incorporated by reference to Exhibit 1 filed with the Registrant's Current Report on Form 8-K filed with the Commission on October 20, 1999.

(4) Incorporated by reference to Exhibit 10.1 filed with the Registrant's Annual Report on Form 10-K405 for the fiscal year ended December 31, 1999, filed with the Commission on March 31, 2000.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boca Raton, State of Florida, on this 29th day of August, 2000.


                                       HOLLYWOOD.COM, INC.

                                       By: /s/ Mitchell Rubenstein
                                           -----------------------------------
                                           Mitchell Rubenstein
                                           Chairman of the Board and Chief
                                           Executive Officer


                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Mitchell Rubenstein and Laurie S. Silvers each of them singly, his or her true and lawful attorneys-in-fact, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Commission, and he or she hereby ratifies and confirms all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                         TITLE                     DATE
          ---------                         -----                     ----



/s/ Mitchell Rubenstein          Chairman of the Board, and      August 29, 2000
------------------------------   Chief Executive Officer
Mitchell Rubenstein              (Principal financial and
                                 accounting officer)



/s/ Laurie Sivers                 Vice Chairman of the Board,    August 29, 2000
------------------------------    President and Secretary
Laurie Silvers


/s/ Dr. Martin H. Greenberg       Chief Executive Officer of     August 29, 2000
------------------------------    Tekno Books and Director
Dr. Martin H. Greenberg

/s/ Harry T. Hoffman              Director                       August 29, 2000
------------------------------
Harry T. Hoffman


/s/ Jules L. Plangere, Jr.        Director                       August 29, 2000
------------------------------
Jules L. Plangere, Jr.


/s/ Deborah J. Simon              Director                       August 29, 2000
------------------------------
Deborah J. Simon


/s/ Mitchell Semel                Director                       August 29, 2000
------------------------------
Mitchell Semel


/s/ Farid Suleman                 Director                       August 29, 2000
------------------------------
Farid Suleman


/s/ Thomas Unterman               Director                       August 29, 2000
------------------------------
Thomas Unterman

                                 EXHIBIT INDEX


                EXHIBIT             DESCRIPTION
                -------             -----------

                  4.1 Registrant's Second Amended and Restated Articles of Incorporation(1)

                  4.2      Registrant's Bylaws(2)

                  4.3      Form of Common Stock Certificate(2)

                  4.4 Rights Agreement dated as of August 23, 1996 between the Company and American Stock Transfer & Trust Company, as Rights Agent(3)

                  5.1      Opinion and Consent of Counsel

                  23.1     Consent of Arthur Andersen LLP

                  23.2 Consent of Counsel (included in the opinion filed as Exhibit 5.1 to this Registration Statement) 24.1 Power of Attorney (included on signature pages hereof)

                  99.1 Hollywood.com, Inc. 1993 Stock Option Plan, as amended(4)

-------------------------

(1) Incorporated by reference to Exhibit 3.1 filed with the Registrant's Annual Report on Form 10-K405 for the fiscal year ended December 31, 1999, filed with the Commission on March 31, 2000.

(2) Incorporated by reference to the exhibit filed with the Company's Registration Statement on Form SB-2 (No. 33-69294).

(3) Incorporated by reference to Exhibit 1 filed with the Registrant's Current Report on Form 8-K filed with the Commission on October 20, 1999.

(4) Incorporated by reference to Exhibit 10.1 filed with the Registrant's Annual Report on Form 10-K405 for the fiscal year ended December 31, 1999, filed with the Commission on March 31, 2000.